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                                   EXHIBIT 23
                                   ----------

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-33491) pertaining to the Tejon Ranch Co. 1992 Stock Option Plan, the Registration Statement (Form S-8 No. 333-68869) pertaining to the Tejon Ranch Co. 1998 Stock Incentive Plan and Non-Employee Director Stock Incentive Plan and the Registration Statement (Form S-8 No. 333-70128) pertaining to the Tejon Ranch Co. 1998 Stock Incentive Plan of our report dated February 20, 2002, with respect to the consolidated financial statements of Tejon Ranch Co. and subsidiaries included in the Form 10-K for the year ended December 31, 2001.


                                                               ERNST & YOUNG LLP

Los Angeles, California
March 26, 2002